As filed with the Securities and Exchange Commission on February 13, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPENWAVE SYSTEMS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3219054
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2100 Seaport Boulevard

Redwood City, California 94063

(650) 480-8000

(Address of Principal Executive Offices)

Openwave Systems Inc. 2006 Stock Incentive Plan

Openwave Systems Inc. 1996 Stock Plan

Openwave Systems Inc. 1999 Employee Stock Purchase Plan

(Full Titles of the Plans)

David C. Peterschmidt

President and Chief Executive Officer

Openwave Systems Inc.

2100 Seaport Boulevard

Redwood City, California 94063

Copy to:

Stephen W. Fackler, Esq.

Gibson, Dunn & Crutcher LLP

1881 Page Mill Road

Palo Alto, California 94304

(650) 849-5300

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Statement Fee
Openwave Systems Inc. 2006 Stock Incentive Plan, Common Stock, par value $0.001 per share	7,000,000	$9.14	$63,980,000	$6,845.86
Openwave Systems Inc. 1996 Stock Plan, Common Stock, par value $0.001 per share	1,000,000	$8.76	$8,760,000	$937.32
Openwave Systems Inc. 1999 Employee Stock Purchase Plan, Common Stock, par value $0.001 per share	1,740,332	$7.77	$13,522,380	$1,446.89

(1)	In addition to the number of shares of Common Stock stated above, this Registration Statement covers an indeterminate number of options and other rights to acquire Common Stock, to be granted pursuant to the employee benefit plans described herein.

(2)	In addition, this Registration Statement shall also be deemed to cover the additional securities that may be offered or issued to prevent dilution resulting from any stock split, stock dividend or similar transaction.
(3)	Estimated solely for the purposes of this offering under Rule 457. As to the 7,000,000 shares of Common Stock being registered under the Openwave Systems Inc. 2006 Stock Incentive Plan, the price is based on the average of the high ($9.27) and low ($9.01) price per share of the Registrant’s Common Stock, as reported on the Nasdaq National Market on February 9, 2007; as to the 1,000,000 shares of Common Stock being registered under the Openwave Systems inc. 1996 Stock Plan, the price is based on the exercise price at which options to purchase such shares of Common Stock were granted on September 22, 2006; and as to the 1,740,332 shares of Common Stock being registered under the Openwave Systems Inc. 1999 Employee Stock Purchase Plan, the price is based on a 15% discount from the average of the high ($9.27) and low ($9.01) price per share of the Registrant’s Common Stock, as reported on the Nasdaq National Market on February 9, 2007, such discount representing the maximum permissible discount offered pursuant to such plan.

The Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (“Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The SEC requires us to “incorporate by reference” certain of our publicly filed documents into this Registration Statement, which means that information included in those documents is considered part of this Registration Statement. Information that we file with the SEC after the effective date of this Registration Statement will automatically update and supersede this information. We incorporate by reference the documents listed below and future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until we terminate the effectiveness of this Registration Statement.

The following documents filed with the SEC are hereby incorporated by reference:

(a)	Our annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act, which contains audited financial statements for our fiscal year ended June 30, 2006, as filed with the SEC on December 1, 2006.

(b)	Our quarterly report on Form 10-Q for our fiscal quarter ended December 31, 2006 as filed with the SEC on February 9, 2007 and current reports on Form 8-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above (provided, however, that we are not incorporating any information furnished in any current report on Form 8-K).

(c)	The description of our Common Stock contained in our Registration Statement on Form 8-A12G filed with the SEC on April 1, 1999, as updated by our Registration Statement on Form 8-A12B filed with the SEC on August 17, 2000, our Registration Statement on Form 8-A12G filed with the SEC on December 8, 2003, and any subsequent amendment or report filed for the purposes of updating such description.

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above.

Item 4.  Description of the Securities

The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation, in its certificate of incorporation or an amendment thereto, to eliminate personal liability of a director to the corporation or its stockholders for monetary damages for violation of the director’s fiduciary duty, except for liability:

(a)	For any breach of the director’s duty of loyalty to the Company or its stockholders;

(b)	For acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

(c)	Under Section 174 of the Delaware General Corporation Law; or

(d)	For any transaction from which the director derives an improper personal benefit.

Our certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages for breach of fiduciary duty as a director to the fullest extent under the Delaware General Corporation Law.

Our certificate of incorporation and bylaws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. Indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions, or otherwise. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act may be against public policy as expressed in the Securities Act and may be unenforceable.

We have also entered into agreements to indemnify our directors and executive officers in addition to the indemnification provided for in our charter and bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any of these people in any action or proceeding arising out of his or her services as a director or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified people as directors and executive officers.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

See Exhibit Index.

Item 9.  Undertakings

(a)	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)1(i) and (a)1(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on February 13, 2007.

By:	/s/ David C. Peterschmidt
David C. Peterschmidt
President, Chief Executive Officer and Director

/s/ Hal Covert
Harold L. Covert
Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

The officers and directors of Openwave Systems Inc. whose signatures appear below, hereby constitute and appoint David C. Peterschmidt and Harold L. Covert and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, his or her substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 13, 2007.

Signature	Title

/s/ Bernard Puckett Bernard Puckett	Chairman of the Board

/s/ David C. Peterschmidt David C. Peterschmidt	President, Chief Executive Officer and Director (principal executive officer)

/s/ Hal Covert Harold L. Covert, Jr.	EVP & Chief Financial Officer (principal financial and accounting officer)

/s/ Ken Denman Ken Denman	Director

/s/ Bo Hedfors Bo Hedfors	Director

/s/ Gerald Held Gerald Held	Director

/s/ Masood Jabbar Masood Jabbar	Director

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company’s quarterly report on Form 10-Q dated November 13, 2001).

4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s quarterly report on Form 10-Q dated November 14, 2003).

4.3	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.01 to the Company’s report on Form 8-K filed November 7, 2006).

4.4	Rights Agreement dated August 8, 2000, by and between the Company and U.S. Stock Transfer Corporation, as Rights Agent, including the form of Certificate of Designation, Preferences and Rights as Exhibit A, the form of Rights Certificates as Exhibit B, and the Summary of Rights as Exhibit C (incorporated by reference to Exhibit 1 to the Company’s registration statement on Form 8-A(12)(B) filed on August 17, 2000).

4.5	Form of the Company’s Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s annual report on Form 10-K filed August 28, 2003).

4.6	Form of 2 3/4% Convertible Subordinated Note due 2008 (incorporated herein by reference to Exhibit 99.2 to the Company’s current report on Form 8-K filed September 10, 2003).

4.7	Indenture, dated as of September 9, 2003, among Openwave Systems Inc. and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 99.2 to the Company’s current report on Form 8-K filed September 10, 2003).

4.8	Registration Rights Agreement, dated as of September 9, 2003, among Openwave Systems Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated herein by reference to Exhibit 99.3 to the Company’s current report on Form 8-K filed September 10, 2003).

5	Opinion re legality.

23.1	Consent of Counsel (included in Exhibit 5 to this Registration Statement).

23.2	Consent of Independent Public Accounting Firm.

24	Power of Attorney (included in signature pages to this Registration Statement).

99.1	Openwave Systems Inc. 2006 Stock Incentive Plan.

99.2	Notice of Stock Option Grant under the Openwave Systems Inc. 2006 Stock Incentive Plan (U.S.).

99.3	Notice of Stock Option Grant under the Openwave Systems Inc. 2006 Stock Incentive Plan (non-U.S.).

99.4	Form of Stock Option Agreement under the Openwave Systems Inc. 2006 Stock Incentive Plan.

99.5	Form of Restricted Stock Bonus Grant Notice and Form of Restricted Stock Bonus Agreement under the Openwave Systems Inc. 2006 Stock Incentive Plan.

99.6	Form of Restricted Stock Unit Grant Notice and Form of Restricted Stock Unit Agreement under the Openwave Systems Inc. 2006 Stock Incentive Plan.

99.7	Openwave Systems Inc. 1999 Employee Stock Purchase Plan (as amended and restated November 1, 2006).

99.8	Openwave Systems Inc. 1996 Stock Plan (incorporated by reference to Exhibit 10.2 to the Company’s quarterly report on Form 10-Q filed May 15, 2001).

99.9	Form of U.S. Stock Option Agreement (incorporated by reference to Exhibit 10.3 to the Company’s quarterly report on Form 10-Q filed on May 12, 2004).